 21st Century Solutions with Exclusive PowerMiser

February 6, 2015

John Homsey
128 Oak Haven Dr
Canton, GA 30115

Dear John,

It is with great pleasure that I extend to you an offer of employment with 4Cable. This offer letter with confirm the terms and conditions set forth for the position of Vice President of Sales. Upon acceptance please sign and return this letter via fax or other electronic means.

1.	Starting Annual Base Salary: $90,000.00
2.	Start Date: February 9, 2015
3.	Job Duties:
a.	Sales of 4Cable products
b.	Outside Rep Management
c.	Account Management for Tier 1, 2, 3 and 4 CATV MSO’s
d.	Develop Key Account Plans, identifying key buying influences, and execute strategic action plans.
4.	Benefits (per Company Policy)
a.	Options to purchase 400,000 Shares Company Stock (CATV – 4Cable International, Inc.) at $.10 per share. Said stock will be subject to rule 144 and will vest according to the following schedule:
i.	100,000 after 1 year of employment;
ii.	100,000 after 2 years employment;
iii.	100,000 after 3 years employment;
iv.	100,000 after 4 years employment;

b.	6 paid holidays per year per or existing company policy
c.	After 1 year, 5 days paid time off per year, 10 days after 2 years, 5 days maximum at one time,;
d.	Other benefits as available per company handbook
e.	Company to pay expenses - including travel, phones and Internet

5.	Commissions paid per a separate commission agreement:

Very Truly Yours,                                                                                AGREED and ACCEPTED:

4Cable TV International, Inc.

By: ______________________                                       _____________________________
   John Homsey
Steven K. Richey
President
Date_____________________________                       Date_________________________

1256 Highway 501 Bus Conway, SC 29526 USA	PHONE (843) 347-4933 FAX (843) 347-4942 E-MAIL info@4Cable.tv WEB SITE www.4Cable.tv